SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549





                            FORM 8-K

                         CURRENT REPORT






                 PURSUANT TO SECTION 13 OR 15(d)

             OF THE SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported) --
                       September 12, 1994



                       USLICO CORPORATION

     (Exact name of registrant as specified in its charter)


    Virginia                0-12694                  54-1278620
   (State of        (Commission File No.)    (I.R.S. Employer
 Incorporation)                               Identification No.)



4601 North Fairfax Drive; Arlington Virginia      22203

(Address of principal executive offices)          (Zip Code)



Registrant's telephone number,
     including area code:          (703) 875-3600

USLICO CORPORATION


Item 5.  Other Events.

     On September 12, 1994, USLICO Corporation ("USLICO") announced that it had entered into an agreement with The NWNL Companies, Inc. ("NWNL"), a Delaware corporation, providing for the statutory merger of USLICO with and into NWNL. On September 12, 1994, a shareholder of USLICO filed a lawsuit, captioned Miriam Brown v. USLICO Corp., et al., in the Circuit Court of Arlington County, Virginia, naming as defendants USLICO, individuals who are directors and/or officers of USLICO, and NWNL. Plaintiff alleges that she is a shareholder of USLICO and purports to bring the action on behalf of a class consisting of all shareholders of USLICO for breach of fiduciary duty in connection with the proposed merger. Plaintiff alleges that the proposed merger is "wrongful, unfair and harmful" to USLICO's public shareholders and that the defendants failed to undertake an adequate evaluation of USLICO's worth as a merger candidate and to take adequate steps to enhance USLICO's value. Plaintiff alleges that NWNL is an aider and abetter with respect to the alleged breach of fiduciary duty by the other defendants. Plaintiff seeks an order permitting the action to be maintained as a class action, preliminarily and permanently enjoining the proposed merger, awarding compensatory damages, attorney fees and such other relief as the court may grant. USLICO believes plaintiff's claims lack merit.


                            SIGNATURE



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              USLICO CORPORATION



                              BY:  JEFFREY P. HAHN
                                   SENIOR VICE PRESIDENT, GENERAL
                                   COUNSEL & SECRETARY


DATE:  OCTOBER 25, 1994